EXHIBIT 99.1

Dolby Laboratories Reports Third Quarter Fiscal 2021 Financial Results

SAN FRANCISCO, July 29, 2021 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the company's financial results for the third quarter of fiscal 2021. For the third quarter, Dolby reported total revenue of $286.8 million, compared to $246.9 million for the third quarter of fiscal 2020.

"With the launch of Dolby Atmos on Apple Music and Comcast delivering the Tokyo Olympics in Dolby Vision and Dolby Atmos, more people around the world are enjoying the Dolby experience than ever before," said Kevin Yeaman, President and CEO, Dolby Laboratories. "As we increase our presence across a broader range of content, we are creating more reasons for deeper adoption of Dolby within devices, driving our future growth opportunities."

Third quarter GAAP net income was $54.6 million, or $0.52 per diluted share, compared to GAAP net income of $67.3 million, or $0.66 per diluted share, for the third quarter of fiscal 2020. On a non-GAAP basis, third quarter net income was $74.8 million, or $0.71 per diluted share, compared to $87.5 million, or $0.86 per diluted share for the third quarter of fiscal 2020. Third quarter cash flows from operations was $172.4 million, compared to $134.3 million for the third quarter of fiscal 2020. A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

COVID-19

Dolby continues to monitor the COVID-19 pandemic and its impact on our company. The safety and well-being of our employees and supporting our communities continue to be priorities. Since the initial outbreak of COVID-19, our revenue continues to be impacted across various markets within licensing and products and services. The implications of COVID-19 on our future results of operations remain uncertain.

We expect continued uncertainty in global financial markets. Dolby’s financial results for the third quarter of fiscal 2021 rely on estimates of royalty-based revenue that take into consideration the macroeconomic effect of global events, including COVID-19, which may impact supply chain activities and consumer demand for electronic products.

Dividend

Today, Dolby announced a cash dividend of $0.22 per share of Class A and Class B common stock, payable on August 19, 2021, to stockholders of record as of the close of business on August 11, 2021.

Stock Repurchase Program

Today, Dolby also announced that its Board of Directors has approved increasing the size of its stock repurchase program by $350 million, bringing the amount available for future repurchases of its Class A Common Stock to approximately $387 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases, or otherwise, at times and in amounts that the company considers appropriate.

Financial Outlook

The volume of shipments, aggregated across various end markets and devices, continues to be impacted and difficult to predict because of economic uncertainty due to COVID-19. The global cinema market has been adversely impacted by COVID-19, and it remains uncertain when and where cinemas will resume operating at full capacity.

Our actual results could differ materially from the estimates we are providing due in part to the challenging economic environment and highly uncertain effects of COVID-19. The estimates we are providing for future periods reflect certain assumptions about the potential impact of COVID-19, based upon a consideration of external and internal data and information. For more information, see "Forward-Looking Statements" in this press release for a description of certain risks that we face, and the section captioned "Risk Factors" in our Quarterly Report on Form 10-Q for the third quarter of fiscal 2021, filed on or around the date hereof.

Fourth Quarter Fiscal 2021

Dolby is providing the following estimates for its fourth quarter of fiscal 2021:

  Total revenue is estimated to range from $280 million to $310 million
  Gross margin percentages are anticipated to range from 88% to 89% on a GAAP basis and from 89% to 90% on a non-GAAP basis
  Operating expenses are anticipated to range from $216 million to $226 million on a GAAP basis and from $190 million to $200 million on a non-GAAP basis
  Effective tax rate is anticipated to range from 19% to 20% on both a GAAP and non-GAAP basis
  Diluted earnings per share is anticipated to range from $0.25 to $0.40 on a GAAP basis and from $0.47 to $0.62 on a non-GAAP basis

Second Half of Fiscal 2021

Dolby is also providing the following estimate for its second half of fiscal 2021:

  Total revenue is estimated to range from $570 million to $600 million

Full Year Fiscal 2021

Dolby is also providing the following estimates for its fiscal year 2021:

  Total revenue is estimated to range from $1.28 billion to $1.31 billion
  Gross margin percentages are anticipated to range from 89% to 90% on a GAAP basis and from 90% to 91% on a non-GAAP basis
  Operating expenses are anticipated to range from $810 million to $820 million on a GAAP basis and from $710 million to $720 million on a non-GAAP basis
  Diluted earnings per share is anticipated to range from $2.79 to $2.94 on a GAAP basis and from $3.57 to $3.72 on a non-GAAP basis

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss third quarter fiscal 2021 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, July 29, 2021. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-844-200-6205 (or dialing +44-208-0682-558 for international callers), and entering confirmation code 128014.

A replay of the call will be available from 5:00 p.m. PT on Thursday, July 29, 2021, until 8:59 p.m. PT on Thursday, August 5, 2021, by dialing 1-929-458-6194 (international callers can access the replay by dialing +44-204-525-0658) and entering the confirmation code 571517. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Other operating income adjustments: We are excluding a one-time gain on the sale of property, which was previously classified as held for sale, finalized during the first quarter of fiscal 2021. The property was 51% owned by the controlling interest, therefore 51% of the gain recognized has been attributed to the controlling interest.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for the fourth quarter of fiscal 2021, second half of fiscal 2021 and full year fiscal 2021, our ability to advance our long-term objectives, our stock repurchase program and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of COVID-19 on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; consumer demand for products that incorporate Dolby technologies; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; the impact to the overall cinema market, including closures or limitations of cinema capacity and resulting adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; temporary Dolby office closures and other actions to protect Dolby’s workforce; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with trends in the markets in which Dolby operates, including the Broadcast, Mobile, Consumer Electronics, PC, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks that the continued shift in content distribution from optical disc-based and other traditional media to online and streaming media content could result in fewer devices with Dolby technologies or less revenue from such devices; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in our most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. We partner with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the United States and/or other countries. Other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	June 25, 2021	June 26, 2020	June 25, 2021	June 26, 2020
Revenue:
Licensing	$271,569	$235,125	$948,159	$821,673
Products and services	15,230	11,784	48,072	68,928
Total revenue	286,799	246,909	996,231	890,601

Cost of revenue:
Cost of licensing	12,480	12,572	41,486	38,157
Cost of products and services	19,164	17,316	57,840	65,876
Total cost of revenue	31,644	29,888	99,326	104,033

Gross margin	255,155	217,021	896,905	786,568

Operating expenses:
Research and development	62,094	59,583	191,674	177,319
Sales and marketing	80,714	70,934	234,205	254,537
General and administrative	56,116	50,843	169,968	164,172
Gain on sale of assets	—	—	(13,871)	—
Restructuring charges	140	1,522	10,904	1,866
Total operating expenses	199,064	182,882	592,880	597,894

Operating income	56,091	34,139	304,025	188,674

Other income/(expense):
Interest income	741	2,578	2,677	12,231
Interest expense	(108)	(34)	(360)	(131)
Other income, net	2,401	3,307	5,112	4,449
Total other income	3,034	5,851	7,429	16,549

Income before income taxes	59,125	39,990	311,454	205,223
(Provision for)/benefit from income taxes	(4,565)	27,388	(37,859)	(580)
Net income including controlling interest	54,560	67,378	273,595	204,643
Less: net (income)/loss attributable to controlling interest	61	(93)	(7,559)	(109)
Net income attributable to Dolby Laboratories, Inc.	$54,621	$67,285	$266,036	$204,534

Net income per share:
Basic	$0.54	$0.67	$2.63	$2.03
Diluted	$0.52	$0.66	$2.54	$1.99
Weighted-average shares outstanding:
Basic	101,351	100,593	101,177	100,594
Diluted	104,633	102,075	104,607	102,912

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	June 25, 2021	September 25, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,219,648	$1,071,876
Restricted cash	7,604	8,103
Short-term investments	48,277	46,948
Accounts receivable, net	275,080	180,340
Contract assets, net	166,584	161,357
Inventories, net	12,143	25,550
Prepaid expenses and other current assets	43,540	53,022
Total current assets	1,772,876	1,547,196
Long-term investments	54,155	52,149
Property, plant, and equipment, net	538,421	541,963
Operating lease right-of-use assets	71,625	76,515
Goodwill and intangible assets, net	467,599	489,376
Deferred taxes	145,104	118,881
Other non-current assets	85,356	91,245
Total assets	$3,135,136	$2,917,325

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,187	$12,617
Accrued liabilities	255,033	219,974
Income taxes payable	7,902	3,260
Contract liabilities	18,201	15,436
Operating lease liabilities	15,642	15,822
Total current liabilities	308,965	267,109
Non-current contract liabilities	22,142	24,342
Non-current operating lease liabilities	60,967	65,315
Other non-current liabilities	115,248	122,154
Total liabilities	507,322	478,920

Stockholders’ equity:
Class A common stock	59	58
Class B common stock	41	41
Retained earnings	2,626,447	2,443,138
Accumulated other comprehensive loss	(5,032)	(10,594)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,621,515	2,432,643
Controlling interest	6,299	5,762
Total stockholders’ equity	2,627,814	2,438,405
Total liabilities and stockholders’ equity	$3,135,136	$2,917,325

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Year-To-Date Ended
	June 25, 2021	June 26, 2020
Operating activities:
Net income including controlling interest	$273,595	$204,643
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,701	63,899
Stock-based compensation	75,562	64,850
Amortization of premium on investments	1,051	545
Provision/(benefit) for credit losses	(567)	5,927
Deferred income taxes	(26,479)	9,834
Gain on sale of assets	(13,871)	—
Other non-cash items affecting net income	(3,293)	5,348
Changes in operating assets and liabilities:
Accounts receivable, net	(93,848)	(64,247)
Contract assets	(5,402)	67,334
Inventories	14,828	(12,533)
Operating lease right-of-use assets	7,762	(16,969)
Prepaid expenses and other assets	15,468	(10,812)
Accounts payable and accrued liabilities	31,788	(46,851)
Income taxes, net	4,293	(58,243)
Contract liabilities	512	(2,222)
Operating lease liabilities	(7,507)	17,632
Other non-current liabilities	(6,613)	3,052
Net cash provided by operating activities	337,980	231,187

Investing activities:
Purchases of investment securities	(48,066)	(266,065)
Proceeds from sales of investment securities	7,332	206,728
Proceeds from maturities of investment securities	37,040	97,625
Purchases of property, plant, and equipment	(42,619)	(55,909)
Proceeds from sale of assets	16,365	—
Purchase of intangible assets	—	(2,640)
Net cash used in investing activities	(29,948)	(20,261)

Financing activities:
Proceeds from issuance of common stock	89,148	68,289
Repurchase of common stock	(149,764)	(128,753)
Payment of cash dividend	(66,883)	(66,439)
Distribution to controlling interest	(7,362)	(283)
Shares repurchased for tax withholdings on vesting of restricted stock	(30,789)	(21,969)
Payment related to prior purchases of intangible assets	—	(91)
Payment of deferred consideration for prior business combination	—	(4,671)
Net cash used in financing activities	(165,650)	(153,917)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	4,891	791
Net increase in cash, cash equivalents, and restricted cash	147,273	57,800
Cash, cash equivalents, and restricted cash at beginning of period	1,079,979	805,593
Cash, cash equivalents, and restricted cash at end of period	$1,227,252	$863,393

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the third quarter and year-to-date period ended June 25, 2021 and June 26, 2020:

Net income:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	June 25, 2021	June 26, 2020	June 25, 2021	June 26, 2020
GAAP net income	$54.6	$67.3	$266.0	$204.5
Stock-based compensation (1)	24.9	21.3	75.6	64.9
Amortization of acquisition-related intangibles (2)	2.5	3.6	7.5	8.2
Restructuring charges	0.1	1.5	10.9	1.9
Income tax adjustments	(7.3)	(6.2)	(30.3)	(20.0)
Other operating income adjustments	—	—	(6.8)	—
Non-GAAP net income	$74.8	$87.5	$322.9	$259.5

(1) Stock-based compensation included in above line items:
Cost of products and services	$0.5	$0.5	$1.6	$1.5
Research and development	7.3	6.2	22.4	19.4
Sales and marketing	9.3	7.9	28.2	23.8
General and administrative	7.8	6.7	23.4	20.2

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$0.7	$0.7	$2.1	$2.4
Cost of products and services	0.9	1.5	2.7	2.7
Research and development	0.1	0.4	0.3	0.6
Sales and marketing	0.8	1.0	2.4	2.5

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	June 25, 2021	June 26, 2020	June 25, 2021	June 26, 2020
GAAP diluted earnings per share	$0.52	$0.66	$2.54	$1.99
Stock-based compensation	0.24	0.21	0.73	0.63
Amortization of acquisition-related intangibles	0.02	0.04	0.06	0.08
Restructuring charges	—	0.01	0.11	0.02
Income tax adjustments	(0.07)	(0.06)	(0.29)	(0.20)
Other operating income adjustments	—	—	(0.06)	—
Non-GAAP diluted earnings per share	$0.71	$0.86	$3.09	$2.52

Shares used in computing diluted earnings per share	105	102	105	103

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the fourth quarter of fiscal 2021 and fiscal 2021 included in this release:

Gross margin:		Q4 2021		Fiscal 2021
GAAP gross margin (low - high end of range)		88% - 89%		89% - 90%
Stock-based compensation		0.3%		0.3%
Amortization of acquisition-related intangibles		0.7%		0.7%
Non-GAAP gross margin (low - high end of range)		89% - 90%		90% - 91%

Operating expenses:		Q4 2021		Fiscal 2021
GAAP operating expenses (low - high end of range)		$216 - $226		$810 - $820
Stock-based compensation		(25)		(99)
Amortization of acquisition-related intangibles		(1)		(4)
Restructuring charges, net		—		(11)
Other operating income adjustments		—		14
Non-GAAP operating expenses (low - high end of range)		$190 - $200		$710 - $720

Diluted earnings per share:	Q4 2021		Fiscal 2021
	Low	High	Low	High
GAAP diluted earnings per share	$0.25	$0.40	$2.79	$2.94
Stock-based compensation	0.24	0.24	0.97	0.97
Amortization of acquisition-related intangibles	0.03	0.03	0.10	0.10
Restructuring charges, net	—	—	0.10	0.10
Income tax adjustments	(0.05)	(0.05)	(0.33)	(0.33)
Other operating income adjustments	—	—	(0.06)	(0.06)
Non-GAAP diluted earnings per share	$0.47	$0.62	$3.57	$3.72

Shares used in computing diluted earnings per share	104	104	105	105

Investor Contact:
Jason Dea
Dolby Laboratories, Inc.
415-357-7002
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com